UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2008

(Commission File Number) 0-25960

THE BANK OF KENTUCKY FINANCIAL CORPORATION

(Exact name of Registrant as specified in its charter)

Kentucky	61-1256535
(State of incorporation)	(I.R.S. Employer Identification Number)

111 Lookout Farm Drive

Crestview Hills, Kentucky 41017

(Address of Registrant’s principal executive office)

(859) 371-2340

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 19, 2008, the Board of Directors of The Bank of Kentucky Financial Corporation (the “Company”) voted to amend and restate the Company’s By-Laws (the “Second Amended and Restated By-Laws”) effective as of such date. The amendments amended Sections 6.1 and 6.2 of Article VI of the Company’s By-Laws in order to provide for the issuance and transfer of uncertificated shares of the Company’s capital stock, thereby enabling the Company to participate in a direct registration program that is authorized in accordance with the Securities Exchange Act of 1934 and otherwise approved by the principal securities exchange on which the stock of the Company may from time to time be traded. A direct registration program allows for book-entry ownership of stock or other securities without the issuance of physical certificates.

The foregoing description is qualified in its entirety by reference to the Second Amended and Restated By-Laws, a copy of which is attached as Exhibit 3.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

3.1	Second Amended and Restated By-Laws of the Bank of Kentucky Financial Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2008

THE BANK OF KENTUCKY FINANCIAL CORPORATION

By:	/s/ Martin J. Gerrety
Name:	Martin J. Gerrety
Title:	Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Second Amended and Restated By-Laws of the Bank of Kentucky Financial Corporation.